EXHIBIT 21.1
                                                   SUBSIDIARIES

1919 Riverside Corp.
Aiken Bingo Inc.
Ambler Bingo, Inc.
Americana I, Inc.
Americana II, Inc.
Americana III, Inc.
Americana IV, Inc.(Lucky)
Bing-O-Rama, Inc.
Charity Amusement of Montgomery Inc.
Charity Bingo, Inc.
Charity Games of Montgomery
Charity Management of Montgomery
Gamecock Promotions Inc.
Columbia One Corp.
Concessions Corp.
Conway Bingo Inc.
Hidalgo Charities Inc.
Hidalgo Partnership, Ltd
Lavaca Enterprises, Inc.
Littlefield General Partner Inc.
Littlefield Hospitality Inc.
LTFD Management Company Inc.
Low Country Promotions, Inc.
Meeks Management Company Inc
Midlands Promotions, Inc.
Parkway Bingo, Inc.
S.A.  Charities,  Inc.
San Angelo  Charitable Bingo Inc.
SA Charitable Bingo RE, Inc.
Southern Blvd Bingo
Strike It Rich Bingo,  Inc.
The Samaritan  Associates, Inc.
West Texas Bingo, Inc.
Capitol Charities, Inc.
Charity Bingo-Birmingham, Inc.
Charity Amusement of Millbrook, Inc.
Charity Bingo of Texas, Inc.
Charity Management of Prattville, Inc.
Country's Amusement Inc
Dabber's Bingo, Inc.
Delta Bingo, Inc.
Forest Bingo, Inc.
Grenada Bingo, Inc.
Louisville Bingo, Inc.
Starkville Bingo, Inc.
Texas Charities, Inc.
Travis Charities, Inc.
Walterboro Bingo Inc.